UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 11, 2007

L-3 COMMUNICATIONS HOLDINGS, INC.
L-3 COMMUNICATIONS CORPORATION

(Exact Name of Registrants as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-14141 333-46983 (Commission File Number)	13-3937434 13-3937436 (IRS Employer Identification No.)

600 THIRD AVENUE, NEW YORK, NEW YORK (Address of Principal Executive Offices)	10016 (Zip Code)

(212) 697-1111
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 –	CORPORATE GOVERNANCE AND MANAGEMENT
ITEM 5.03 –	AMENDMENTS TO ARTICLES OF INCOPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On December 11, 2007, the Boards of Directors of L-3 Communications Holdings, Inc. (“Holdings”) and L-3 Communications Corporation (“L-3”) approved, effective immediately, the amendment and restatement of the Bylaws of Holdings and L-3, respectively. Article V of the Bylaws of Holdings was amended to provide that some or all of any classes or series of Holdings stock may be represented by uncertificated shares. In addition, the following changes were made to the Bylaws of each of Holdings and L-3: (a) Sections 3.3 and 4.2 were amended to provide that the regular meeting of the Board of Directors held on the date of the annual stockholders meeting (and at which elected officers are typically elected annually) may occur immediately prior to or after such stockholders meeting, (b) Section 3.5 was amended to provide that notice of special meetings of the Board of Directors may be given electronically and (c) Section 4.1 was amended to clarify that the Chairman of the Board may or may not be an elected officer.

The description of the amendments to the Bylaws set forth above is qualified by reference to the full text of the Amended and Restated Bylaws of Holdings and L-3 filed hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

SECTION 9 –	FINANCIAL STATEMENTS AND EXHIBITS
ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(D) EXHIBITS.

Exhibit Number	Title
3.1	Amended and Restated Bylaws of L-3 Communications Holdings, Inc.
3.2	Amended and Restated Bylaws of L-3 Communications Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L-3 COMMUNICATIONS HOLDINGS, INC.
L-3 COMMUNICATIONS CORPORATION
By:	/s/ Kathleen E. Karelis
Name:	Kathleen E. Karelis
Title:	Senior Vice President, General Counsel and Corporate Secretary

Dated: December 17, 2007